EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-270809 on Form S-3 and Registration Statement Nos. 333-239956 and 333-272531 on Form S-8 of our reports dated March 5, 2025, relating to the financial statements of Alta Equipment Group Inc. and the effectiveness of Alta Equipment Group Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Detroit, Michigan

March 5, 2025